As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANCER GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3462475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, NJ 07070

(201) 528-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Roberts

Chief Executive Officer

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, NJ 07070

(201) 528-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Alan Wovsaniker, Esq.

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, New Jersey 07068

Tel: (973) 597-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.0001 par value per share (4)	5,682,765	$3.71	$21,083,059	$2,300.17

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on January 27, 2021, which date is within five business days of the filing of this registration statement.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act.
(4)	Represents the resale of (A)(i) 2,758,624 shares of common stock and (ii) 2,758,624 shares of common stock issuable upon the exercise of the common warrants, in each case issued in a private placement described herein, and (B) 165,517 shares of common stock issuable upon the exercise of the placement agent warrants issued in connection with the private placement described herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2021

PROSPECTUS

Cancer Genetics, Inc.

5,682,765 Shares

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 5,682,765 shares of our common stock, par value $0.0001 per share (“Common Stock”), which are comprised of (i) 2,758,624 shares (the “Shares”) of our Common Stock issued in a private placement on February 1, 2021 (the “Private Placement”), pursuant to a certain Securities Purchase Agreement by and among us and certain institutional and accredited investors (the “Purchasers”), dated as of January 28, 2021 (the “Securities Purchase Agreement”), (ii) 2,758,624 shares of Common Stock (the “Common Warrant Shares”) issuable upon the exercise of the common warrants (the “Common Warrants”) issued in the Private Placement, pursuant to the Securities Purchase Agreement, and (iii) 165,517 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of the placement agent warrants (the “Placement Agent Warrants”) we issued to certain selling stockholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) on February 1, 2021, as part of Wainwright’s compensation for serving as our exclusive placement agent in connection with the Private Placement.

We refer to the Common Warrants and the Placement Agent Warrants collectively as the “Warrants.”

The Shares and Common Warrants were issued to the Purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder. Each Purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Shares and the Common Warrant Shares to satisfy a provision in a certain registration rights agreement, dated January 28, 2021 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Shares and the Common Warrant Shares.

In addition, the Placement Agent Warrants were issued to Wainwright’s designees in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of Common Stock offered hereby, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 9 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CGIX.” On January 29, 2021, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $4.00 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of Common Stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sells shares of Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of Common Stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to Cancer Genetics, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

Cancer Genetics, Inc. supports the efforts of the biotechnology and pharmaceutical industries to develop innovative new drug therapies. Following the Business Disposals (as defined below), the Company currently has an extensive set of anti-tumor referenced data based on predictive xenograft and syngeneic tumor models from the acquisition of vivoPharm, Pty Ltd. (“vivoPharm”) in 2017, to provide Discovery Services such as contract research services, focused primarily on unique specialized studies to guide drug discovery and development programs in the oncology and immuno-oncology fields. vivoPharm is a contract research organization (“CRO”) that specializes in planning and conducting unique, specialized studies to guide drug discovery and development programs with a concentration in oncology and immuno-oncology. These studies range from early compound selection to developing comprehensive sets of in vitro and in vivo data, as needed for FDA Investigational New Drug (“IND”) applications.

The Company offers preclinical services such as predictive tumor models, human orthotopic xenografts and syngeneic immuno-oncology relevant tumor models in its Hershey, PA facility, and is a leader in the field of immuno-oncology preclinical services in the United States. This service is supplemented with GLP toxicology and extended bioanalytical services in the Company’s Australian-based facilities in Clayton, Victoria, and Gilles Plains, South Australia.

Corporate Information

The Company was incorporated in the State of Delaware on April 8, 1999. On July 16, 2014, the Company purchased substantially all of the assets of Gentris Corporation, a laboratory specializing in pharmacogenomics profiling for therapeutic development, companion diagnostics and clinical trials. On October 9, 2015, the Company acquired substantially all the assets and assumed certain liabilities of Response Genetics, Inc.

On August 18, 2014 the Company acquired BioServe Biotechnologies (India) Pvt. Ltd. (“BioServe”). On April 26, 2018, the Company sold BioServe to Reprocell, Inc.

On August 15, 2017, the Company purchased all of the outstanding stock of vivoPharm, with its principal place of business in Victoria, Australia.

On July 5, 2019, the Company entered into an asset purchase agreement with siParadigm, LLC, pursuant to which the Company sold to siParadigm certain assets associated with the Company’s clinical laboratory business and agreed to cease operating the Clinical Business (the “Clinical Business Disposal”). On July 15, 2019, the Company entered into commercial agreements with the Company’s senior lenders to divest all of the assets relating to the BioPharma Business (the “BioPharma Business Disposal” and, together with the Clinical Business Disposal, the “Business Disposals”), in satisfaction of all of the Company’s senior debt.

The Company’s principal executive offices are located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070. The Company’s telephone number is (201) 528-9200 and the corporate website address is www.cancergenetics.com. The Company included the website address in this prospectus only as an inactive textual reference and does not intend it to be an active link to the Company website. The information on the website is not incorporated by reference in this prospectus.

The Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, as well as other documents the Company files with the U.S. Securities and Exchange Commission (“SEC”), such as the Company’s registration statement on Form S-4 (File No. 333-249513) filed on October 16, 2020 (the “Form S-4”), are available free of charge through the Investors section of the Company website as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The public can obtain documents that the Company files with the SEC at www.sec.gov.

1

the offering

Common Stock offered by the selling stockholders

Up to 5,682,765 shares of Common Stock, which are comprised of (i) 2,758,624 shares of Common Stock, (ii) 2,758,624 shares of Common Stock issuable upon the exercise of the Common Warrants and (iii) 165,517 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

Selling stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 6 of this prospectus for more information on the selling stockholders.
Use of Proceeds

We will not receive any proceeds from the sale of the shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the Shares and the Common Warrant Shares by February 2, 2021 at 9:30 a.m., New York Time. We have agreed to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the Registration Rights Agreement (or by the 90th day following the date of the Registration Rights Agreement if there is a review of the registration statement by the SEC). In addition, we agreed that, upon the registration statement being declared effective, we will use our best efforts to maintain the effectiveness of the registration statement until the earlier of (i) the selling stockholders have sold all of the Shares and Common Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

The selling stockholders do not have any registration rights in connection with the Placement Agent Warrants.

See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 9 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“CGIX”

2

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in the Form S-4, our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●       the expected benefits of, and potential value, including synergies, created by, the proposed “Merger” transaction between the Company and StemoniX, Inc. (“StemoniX”) for the stockholders of CGI;

●       likelihood of the satisfaction of certain conditions to the completion of the Merger, and whether and when the Merger will be consummated;

●       CGI’s ability to control and correctly estimate its operating expenses and its expenses associated with the Merger;

●       the Company’s ability to adapt its business for future developments in light of the global outbreak of COVID-19, which continues to rapidly evolve;

●       the Company’s ability to achieve profitability by increasing sales of the Company’s preclinical CRO services focused on oncology and immuno-oncology;

●       the Company’s ability to raise additional capital to meet its liquidity needs;

●       the Company’s ability to execute on its marketing and sales strategy for its preclinical research services and gain acceptance of its services in the market;

●       the Company’s ability to keep pace with rapidly advancing market and scientific developments;

●       the Company’s ability to satisfy U.S. (including FDA) and international regulatory requirements with respect to its services;

●       the Company’s ability to maintain its present customer base and obtain new customers;

●       competition from preclinical CRO services companies, many of which are much larger than the Company in terms of employee base, revenues and overall number of customers and related market share;

●       the Company’s ability to maintain the Company’s clinical and research collaborations and enter into new collaboration agreements with highly regarded organizations in the field of oncology so that, among other things, the Company has access to thought leaders in advanced preclinical and translational science;

●       potential product liability or intellectual property infringement claims;

●       the Company’s dependency on third-party manufacturers to supply it with instruments and specialized supplies;

●       the Company’s ability to attract and retain a sufficient number of scientists, clinicians, sales personnel and other key personnel with extensive experience in oncology and immuno-oncology, who are in short supply;

●       the Company’s ability to obtain or maintain patents or other appropriate protection for the intellectual property in its proprietary tests and services;

●       the Company’s ability to effectively manage its international businesses in Australia and Europe, including the expansion of its customer base and volume of new contracts in these markets;

●       the Company’s dependency on the intellectual property licensed to the Company or possessed by third parties;

●       the Company’s ability to adequately support future growth; and

●       other risks and uncertainties discussed in the Company’s Form S-4 filed on October 16, 2020 and annual report on Form 10-K for the year ended December 31, 2019, as updated in our Form 10-Q for the quarter ended September 30, 2020 and other reports, as applicable, the Company files with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and the accompanying prospectus.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced herein or therein and filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

4

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares of Common Stock. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

5

Selling stockholders

Up to 5,682,765 shares of our Common Stock are currently being offered by the selling stockholders.

Private Placement

On January 28, 2021, we entered into the Securities Purchase Agreement with the Purchasers, pursuant to which we issued and sold to the Purchasers in the Private Placement an aggregate of (i) 2,758,624 shares of Common Stock and (ii) accompanying Common Warrants to purchase up to 2,758,624 shares of Common Stock, at a combined purchase price of $3.625 per Share and accompanying Common Warrant to purchase one share, for gross proceeds of approximately $10 million. The Private Placement closed on February 1, 2021.

The Common Warrants have an exercise price of $3.50 per share. The Common Warrants are immediately exercisable and may be exercised at any time after their original issuance until August 3, 2026. A holder of a Common Warrant may not exercise any portion of such holder’s Common Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If at any time of exercise, there is no effective registration statement under the Securities Act registering the resale of the Common Warrant Shares by the selling shareholders, the Common Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the Common Warrants.

In connection with the Private Placement, we entered into the Registration Rights Agreement with the Purchasers, pursuant to which, among other things, we agreed to prepare and file with the SEC a registration statement on Form S-3 to register for resale the Shares and the Common Warrants Shares by February 2, 2021 at 9:30 a.m., New York Time. We have also agreed to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the Registration Rights Agreement (or by the 90th day following the date of the Registration Rights Agreement if there is a review of the registration statement by the SEC). In addition, we agreed that, upon the registration statement being declared effective, we will use best efforts to keep such registration statement effective until the earlier of (i) the selling stockholders have sold all of the Shares and the Common Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without any public information requirements or volume or manner of sale limitations.

Pursuant to the Registration Rights Agreement, we are registering the Shares and the Common Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Wainwright acted as the exclusive placement agent for the Private Placement. Pursuant to a certain engagement letter, dated September 18, 2020, as amended, we issued to the designees of Wainwright Placement Agent Warrants to purchase up to 165,517 shares of Common Stock, equal to 6.0% of the aggregate number of Shares. The Placement Agent Warrants are exercisable immediately, have an exercise price of $4.5313 per share (equal to 125% of the offering price per Share and accompanying Common Warrant), and terminate on August 3, 2026. A holder of a Placement Agent Warrant may not exercise any portion of such holder’s Placement Agent Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If at any time of exercise, there is no effective registration statement under the Securities Act registering the resale of the Placement Agent Warrant Shares by the selling shareholders, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the Placement Agent Warrants.

6

The selling stockholders do not have any registration rights in connection with the Placement Agent Warrants.

The Shares, the Common Warrants, the Common Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

Relationship with the Selling Stockholders

Except with respect to the following, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

The selling stockholders participated in the Private Placement.

Affiliates of Wainwright

Each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman are affiliated with Wainwright, a registered broker-dealer, which (A) served as our placement agent for the Private Placement and as our underwriter for our public offering of Common Stock that closed on November 2, 2020 and (B) serves as agent for our at-the-market offering pursuant to an At The Market Offering Agreement dated December 3, 2020, in each case for which it received cash and/or warrant compensation. In connection with all or certain of the offerings Wainwright served as a placement agent or an underwriter, each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman, as a designee of Wainwright, has received warrants to purchase shares of our common stock.

Information About Selling Stockholder Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock, see “—Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of February 1, 2021, assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the Shares issued to the selling stockholders in the “—Private Placement” described above and (ii) the maximum number of Common Warrant Shares. In addition, this prospectus covers the maximum number of the Placement Agent Warrant Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

7

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of the Warrants, which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Lind Global Macro Fund, LP (2)	1,379,312	1,379,312	(8)	-	-
Intracoastal Capital, LLC (3)	1,379,312	1,379,312	(9)	-	-
FiveT Capital AG / FiveT Investment Management (4)	689,656	689,656	(10)	-	-
District 2 Capital Fund LP (5)	689,656	689,656	(11)	-	-
Bigger Capital Fund, LP (6)	689,656	689,656	(12)	-	-
CVI investments, Inc. (7)	692,329	689,656	(13)	2,673	*
Michael Vasinkevich	317,000	106,138	(14)	210,862	2.1%
Noam Rubinstein	157,640	52,138	(15)	105,502	1.1%
Craig Schwabe	14,348	5,586	(16)	8,762	*
Charles Worthman	7,239	1,655	(17)	5,584	*

(1)	Based on shares of Common Stock outstanding as of February 1, 2021. “*” denotes less than 1%.
(2)	Jeff Easton is the Managing Member of Lind Global Partners, LLC, which is the General Partner of Lind Global Macro Fund, LP, and in such capacity has the right to vote and dispose of the securities held by such entity. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Macro Fund, LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.
(3)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.
(4)	Johannes Minho Roth has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Allmendstrasse 140, 8041 Zurich, Switzerland.
(5)	Michael Bigger is a managing member of the general partner of District 2 Capital Fund LP and has sole voting and dispositive power over the securities held by District 2 Capital Fund LP. The principal business address of District 2 Capital Fund LP is 175 West Carver Street, Huntington, NY 11743.
(6)	Michael Bigger is a managing member of the general partner of Bigger Capital Fund, LP and has sole voting and dispositive power over the securities held by Bigger Capital Fund, LP. The principal business address of Bigger Capital Fund, LP is 11434 Glowing Sunset, Las Vegas, NV 89135.
(7)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to this prospectus of Shares or Common Warrant Shares purchased by CVI in the Private Placement.
(8)	Represents (i) 689,656 shares of Common Stock and (ii) 689,656 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(9)	Represents (i) 689,656 shares of Common Stock and (ii) 689,656 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(10)	Represents (i) 344,828 shares of Common Stock and (ii) 344,828 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(11)	Represents (i) 344,828 shares of Common Stock and (ii) 344,828 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(12)	Represents (i) 344,828 shares of Common Stock and (ii) 344,828 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(13)	Represents (i) 344,828 shares of Common Stock and (ii) 344,828 shares of Common Stock issuable upon the exercise of the Common Warrants issued in the Private Placement.
(14)	Represents 106,138 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.
(15)	Represents 52,138 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.
(16)	Represents 5,586 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.
(17)	Represents 1,655 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

8

PLAN OF DISTRIBUTION

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

9

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of Common Stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

10

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cancer Genetics, Inc. and subsidiaries as of December 31, 2019 and for the year ended December 31, 2019 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern and a paragraph regarding other matters including 1) the audit of the restatement for discontinued operations, 2) a reverse stock-split and 3) change in accounting principle). Such financial statements have been incorporated by reference herein in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2018 and for the year then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion on the financial statements, except for effects of the adjustments, if any, as might have been determined to be necessary had they been engaged to audit the Company’s restatement for discontinued operations and a reverse stock-split and emphasis of matter paragraphs stating 1) they were not engaged to audit the restatement for discontinued operations and a reverse stock-split, 2) for substantial doubt about the Company’s ability to continue as a going concern and 3) change in accounting principle), incorporated herein by reference, and have been incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of StemoniX, Inc. as of and for the years end December 31, 2019 and December 31, 2018, incorporated in this Prospectus by reference from Cancer Genetics’ Registration Statement on Form S-4, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to substantial doubt regarding StemoniX, Inc.’s ability to continue as a going concern and a change in accounting principle related to adoption of Accounting Standards Update 2016-02, “Leases” (Topic 842)). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

11

Our certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.cancergenetics.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.cancergenetics.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on June 24, 2020 (as amended on July 6, 2020), August 13, 2020 and November 12, 2020, respectively;

●

our Current Reports on Form 8-K filed with the SEC on February 27, 2020, March 30, 2020, May 14, 2020, June 12, 2020, August 24, 2020, September 3, 2020, September 15, 2020, September 24, 2020, September 30, 2020, October 19, 2020, November 2, 2020, November 20, 2020, December 3, 2020 (two such filings on such date), January 7, 2021, January 28, 2021 and February 1, 2021 (other than any portions thereof deemed furnished and not filed);

●	our Registration Statement on Form S-4 (File No. 333-249513) filed with the SEC on October 16, 2020; and

●	the description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on August 12, 2013, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$2,300
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	15,000
Printing Fees and Expenses	—
Transfer Agent Fees and Expenses	3,000
Miscellaneous Fees and Expenses	1,000
Total	$96,300

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our third amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Except as set forth elsewhere in this prospectus, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit Number	Exhibit Description
3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to our Registration Statement on Form S-1/A filed with the SEC on April 30, 2012).
4.2	Form of Common Warrant dated February 1, 2021 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 1, 2021).

II-1

4.3	Form of Placement Agent Warrant dated February 1, 2021 (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on February 1, 2021).
5.1*	Opinion of Lowenstein Sandler LLP
10.1	Form of Securities Purchase Agreement dated January 28, 2021 (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 1, 2021).
10.2	Form of Registration Rights Agreement dated January 28, 2021 (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 1, 2021).
23.1*	Consent of Marcum LLP
23.2*	Consent of RSM US LLP
23.3*	Consent of Deloitte & Touche LLP
23.4*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page)

* Filed herewith.

Item 17.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
c.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, State of New Jersey, on February 1, 2021.

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer (Principal Executive Officer)

Power of Attorney

Each person whose signature appears below hereby appoints John A. Roberts, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Roberts	Chief Executive Officer	February 1, 2021
John A. Roberts	(Principal Executive, Financial and Accounting Officer)

/s/ Geoffrey Harris	Chairman of the Board	February 1, 2021
Geoffrey Harris

/s/ Edmund Cannon	Director	February 1, 2021
Edmund Cannon

/s/ Howard McLeod	Director	February 1, 2021
Howard McLeod

/s/ Franklyn G. Prendergast	Director	February 1, 2021
Franklyn G. Prendergast, M.D., Ph.D.

II-4